Exhibit 99.2
                                                                    ------------

If there are problems with the transmission of the news release, call (610) 774-5068.

October 25, 2000

Contacts:      John R. Biggar, PPL Corp. (610) 774-5613
               Timothy J. Paukovits, PPL Corp. (610) 774-4124

              PPL'S EARNINGS SURGE BY 47 PERCENT FOR THIRD QUARTER;
              -----------------------------------------------------
                  COMPANY FORECASTS DOUBLE-DIGIT GROWTH IN 2002
                  ---------------------------------------------

          ALLENTOWN, Pa.--For the third time this year, PPL Corp. (NYSE: PPL) Wednesday (10/25) reported record quarterly earnings. This marks the seventh consecutive quarter in which PPL has met or exceeded the consensus earnings estimate of financial analysts.

          When adjusted to exclude the benefit of nonrecurring items, the company's third quarter 2000 earnings were $0.81 per share, 47 percent higher than similarly adjusted earnings of $0.55 per share reported a year ago.

          PPL also announced its 2002 earnings forecast of between $3.55 and $3.65 per share, a range that reflects an approximate 11 percent increase over its 2001 forecast of $3.20 to $3.30 per share. William F. Hecht, PPL's chairman, president and chief executive officer, said these earnings forecasts are based on conservative assumptions about future business conditions. Hecht also confirmed the company's previously announced 2000 forecast of $3.00 per share, which also excludes the benefits of nonrecurring items.

          Hecht said the record-setting earnings performance in recent quarters can be directly attributed to the company's success, over the last several years, in capitalizing on opportunities offered by the competitive energy marketplace.

          "The most dramatic example of our success is in the electricity generation and marketing businesses," said Hecht. "Our company achieved excellent operating performance at our generation facilities throughout 2000, and we optimized the value of this performance through our wholesale trading and marketing activities in energy and related commodities. Through September 30, our trading and marketing organization is conservatively estimated to have added more...

about $30 million of net income over and above the earnings from PPL's generating assets."

          Also contributing to PPL's earnings growth during the third quarter and the first nine months of 2000 were positive results from the company's regulated energy delivery business in Pennsylvania and from the company's international operations.

          Actual earnings for the third quarter of 2000 were $0.94 per share, including a nonrecurring benefit of 13 cents per share from a settlement with various insurers for environmental and other liabilities. Actual earnings for the third quarter of 1999 were $0.68 per share, including a nonrecurring benefit of 13 cents per share resulting from a series of transactions related to the securitization of PPL's transition costs.

          Actual earnings per share for the first nine months of 2000 were $2.57, compared to actual earnings per share of $1.85 reported for the same period of last year. Excluding nonrecurring items during these periods, earnings per share of $2.41 for the first nine months of 2000 reflect an increase of 40 per cent over adjusted earnings per share of $1.72 for the same period of 1999.

          Actual earnings per share for the 12 months ended September 30, 2000, were $3.59, compared to actual earnings per share of $2.41 reported in the same period last year. Excluding nonrecurring items during these periods, earnings per share of $3.04 for the 12 months ended Sept. 30, 2000, reflect an increase of 43 percent over adjusted earnings per share of $2.13 for the same period last year. This growth underscores the company's success from continuing operations.

          "Our achievements of the past year and our expectation of sustained earnings improvement over the next two years are the result of a solid set of business fundamentals and a time-proven dedication on the part of our employees to continually improve our operations," said Hecht.

          Hecht said PPL's corporate strategy of concentrating on the generation and sale of competitively priced energy in key U.S. markets while operating high-quality energy delivery businesses in selected regions around the world has led to record-breaking, sustainable growth.

          The major drivers of PPL's 2002 earnings forecast are:

o    Increased margins on energy transactions;
o Increased supply of electricity to sell in the competitive wholesale markets in the West;


                                                                         more...

o    New natural gas-powered plants in Arizona, Connecticut and Pennsylvania;
o    Strong growth in the electricity delivery business in Pennsylvania;
o    Higher earnings from the company's international businesses; and
o    Success in continuing to reduce costs.

          PPL invites interested parties to listen to the live Internet webcast of management's third quarter earnings teleconference with financial analysts at 9 a.m. today. The teleconference is available online live, in audio format, on PPL's main Internet web site: www.pplweb.com. Interested individuals also can
                              --------------
access the live conference call via telephone at 913-981-4900.

          Based in Allentown, Pa., PPL Corp. is a FORTUNE 500(R) company that delivers electricity and natural gas to more than 1.3 million customers in Pennsylvania; markets wholesale or retail energy in 42 U.S. states and Canada; provides energy services for businesses in the Mid-Atlantic and Northeastern U.S.; generates electricity at power plants in Pennsylvania, Maine and Montana; delivers electricity to 2.4 million customers in southwest Great Britain; and delivers electricity to nearly 1.8 million customers in Chile, Bolivia, El Salvador and Brazil.


                                                                         more...

                    PPL CORPORATION AND SUBSIDIARY COMPANIES
                 CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
                 ----------------------------------------------

                           CONSOLIDATED BALANCE SHEET
                              (MILLIONS OF DOLLARS)

                                    SEPT. 30, 2000      DEC. 31, 1999 (a)
ASSETS                              --------------      -----------------
------
Current Assets                           $1,742              $1,293
Investments                               1,021                 695
Property, plant and equipment
   Transmission and distribution - net    2,804               2,462
   Generation - net                       2,143               2,352
   General and intangible - net             265                 259
   Construction work in progress            225                 181
   Nuclear fuel and other leased property   108                 139
                                         --------          --------
     Electric utility plant - net         5,545               5,393
   Gas and oil utility plant - net          171                 171
   Other property - net                      79                  60
                                      ---------           ---------
                                          5,795               5,624
Recoverable transition costs              2,487               2,647
Regulatory and other assets                 927                 915
                                      ---------               -----
   Total assets                         $11,972             $11,174
                                        =======             =======

LIABILITIES
-----------
Current liabilities                      $2,043              $2,280
Long-term debt (less current portion)     4,564               3,689
Deferred income taxes and ITC             1,474               1,548
Liability for above market NUG purchases    604                 674
Other noncurrent liabilities                966                 959
Minority interest                            75                  64
Company-obligated mandatorily redeemable
  securities                                250                 250
Preferred stock                              97                  97
Earnings reinvested                         910                 654
Other common equity                       1,825               1,795
Treasury stock                             (836)               (836)
                                      ----------          ----------
   Total liabilities                    $11,972             $11,174
                                        =======             =======

(a) Certain amounts have been reclassified to conform to the current year presentation.


                                                                         more...

                          CONSOLIDATED INCOME STATEMENT

                              (MILLIONS OF DOLLARS)

                                     3 MONTHS ENDED SEPT. 30  9 MONTHS ENDED SEPT. 30  12 MONTHS ENDED SEPT. 30
                                     -----------------------  -----------------------  ------------------------
                                         2000      1999(a)       2000      1999(a)        2000      1999(a)
                                      ---------  ---------     ---------  ---------     ---------  ---------
OPERATING REVENUES
  Electric                                 $729       $811       $2,201     $2,062       $2,897     $2,650
  Natural gas and propane                    26         15          120         85          151        114
  Wholesale energy marketing and trading    616        495        1,559      1,127       $1,871     $1,363
  Energy-related businesses                  87         65          288        183          382        232
                                      ---------  ---------    ---------  ---------    ---------  ---------
                                          1,458      1,386        4,168      3,457        5,301      4,359
                                      ---------  ---------    ---------  ---------    ---------  ---------
OPERATING EXPENSES
  Fuel and purchased power                  690        701        1,891      1,567        2,355      1,899
  Other operation and maintenance           213        253          637        645          872        872
  Amortization of recoverable transition
    costs                                    50         27          159        113          218        113
  Depreciation and amortization              58         73          196        193          260        265
  Other                                     134         94          411        274          515        365
                                      ---------  ---------    ---------  ---------    ---------  ---------
                                          1,145      1,148        3,294      2,792        4,220      3,514
                                      ---------  ---------    ---------  ---------    ---------  ---------
OPERATING INCOME                            313        238          874        665        1,081        845
                                      ---------  ---------    ---------  ---------    ---------  ---------
Other income                                  1          0            8          7           98         47
                                      ---------  ---------    ---------  ---------    ---------  ---------
INCOME BEFORE INTEREST, INCOME TAXES AND
  MINORITY INTEREST                         314        238          882        672        1,179        892
Interest expense                             94         80          274        203          348        269
Income taxes                                 75        (22)         215         92          297        151
Minority interest                             3         13            4         13            5         13
                                      ---------  ---------    ---------  ---------    ---------  ---------
INCOME BEFORE EXTRAORDINARY ITEMS           142        167          389        364          529        459
Extraordinary items (net of taxes)            0        (59)           0        (59)          13        (59)
                                      ---------  ---------    ---------  ---------    ---------  ---------
INCOME BEFORE DIVIDENDS ON PREFERRED STOCK  142        108          389        305          542        400
Preferred stock dividend requirements         6          6           19         19           26         25
                                      ---------  ---------    ---------  ---------    ---------  ---------
NET INCOME                                 $136       $102         $370       $286         $516       $375
                                      =========  =========    =========  =========    =========  =========

EARNINGS PER SHARE OF COMMON STOCK - BASIC AND DILUTED
  Adjusted earnings                       $0.81      $0.55        $2.41      $1.72        $3.04      $2.13
  Nonrecurring items                        .13        .13          .16        .13          .55        .24
  Other restructuring impacts               .00        .00          .00        .00          .00        .04
                                      ---------  ---------    ---------  ---------    ---------  ---------
ACTUAL EARNINGS                           $0.94      $0.68        $2.57      $1.85        $3.59      $2.41
                                      =========  =========    =========  =========    =========  =========

AVERAGE NUMBER OF SHARES OUTSTANDING
  (THOUSANDS)                           144,578    150,694      144,165    154,865      144,056    155,373

(a) Certain amounts have been reclassified to conform to the current year presentation.


                                                                         more...

                                             KEY INDICATORS
FINANCIAL

                                 12 MONTHS ENDED         12 MONTHS ENDED
                                 ---------------         ---------------
                                 SEPT. 30, 2000          SEPT. 30, 1999
                                 --------------          --------------

Dividends declared per share         $1.045                  $1.00
Book value per share (a)            $13.12                  $10.51
Market price per share (a)          $41.7500                $27.0625
Dividend yield                        2.5%                    3.7%
Dividend payout ratio (b)            34%                     47%
Price/earnings ratio (b)             13.7                    12.7
Return on average common equity (b)  26.50%                  13.90%

(a) End of period
(b) Based on adjusted earnings


OPERATING
PPL ELECTRIC UTILITIES CORP./ 3 MONTHS ENDED SEPT. 30  9 MONTHS ENDED SEPT. 30  12 MONTHS ENDED SEPT. 30
PPL ENERGYPLUS                -----------------------  -----------------------  ------------------------

                                            PERCENT                   PERCENT                   PERCENT
                              2000    1999   CHANGE    2000     1999   CHANGE    2000    1999    CHANGE
                              ----    ----   ------    ----     ----   ------    ----    ----    ------
(millions of kwh)
Electricity delivered to
  retail customers (a)        8,321   8,221    1.2%   25,624   25,086    2.1%   33,582   33,029    1.7%
Electricity supplied to
  retail customers (a)        9,340   8,480   10.1%   28,386   25,232   12.5%   36,848   33,037   11.5%

PPL ELECTRIC UTILITIES CORP./
PPL ENERGYPLUS
Wholesale energy sales        6,998   7,801  -10.3%   23,721   24,061   -1.4%   31,375   31,466   -0.3%

(a) Electricity delivered to retail customers represents the kwh delivered to customers within PPL Electric Utilities Corp.'s service territory. Electricity supplied represents the kwh supplied to customers within and outside PPL Electric Utilities Corp.'s service territory (including sales of PPL EnergyPlus). Customers within PPL Electric Utilities Corp.'s service territory will have their energy delivered by PPL Electric Utilities Corp.

EDITOR'S NOTE: VISIT OUR MEDIA WEB SITE AT WWW.PPLNEWSROOM.COM FOR ADDITIONAL NEWS AND BACKGROUND ABOUT PPL CORP. AND ITS OPERATIONS.

                                       ###

Certain statements contained in this news release, including statements with respect to future earnings, energy supply, sales, margins and deliveries, operating costs, subsidiary performance and generating capacity, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corp. believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corp. and its subsidiaries; new accounting requirements or new interpretations or applications more...

of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects; performance of new ventures; political, regulatory or economic conditions in countries where PPL Corp. or its subsidiaries conduct business; capital market conditions; foreign exchange rates; and the commitments and liabilities of PPL Corp. and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corp.'s Form 10-K and other reports on file with the Securities and Exchange Commission.